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                                                               Exhibit 99.(p)(2)

                                                                February 1, 2005

                         E*TRADE ASSET MANAGEMENT, INC.
                         PERSONAL TRADING CODE OF ETHICS

I.   INTRODUCTION AND OVERVIEW

     In our efforts to ensure that E*TRADE Asset Management, Inc. ("ETAM") develops and maintains a reputation for integrity and high ethical standards, it is essential not only that ETAM and its employees comply with relevant federal and state securities laws, but also that we maintain high standards of personal and professional conduct. ETAM's Personal Trading Code of Ethics (the "Code") is designed to help ensure that we conduct our business consistent with these high standards.

     As a registered investment adviser, ETAM and its employees owe a fiduciary duty to our clients that requires each of us to place the interests of our clients ahead of our own interests. A critical component of our fiduciary duty is to avoid potential conflicts of interest. Accordingly, you must avoid activities, interests, and relationships that might interfere or appear to interfere with making decisions in the best interests of shareholders of any series of E*TRADE Funds ("Funds") and other advisory clients of ETAM. Please bear in mind that a conflict of interest can arise even if there is no financial loss to our clients. Many potential conflicts of interest can arise in connection with employee personal trading and related activities.

     The Code is designed to address and avoid potential conflicts of interest relating to personal trading and related activities and is based on three underlying principles:

     (1) We must at all times place the interests of our clients (including both E*TRADE Funds and any private accounts) first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of ETAM clients.

     (2) We must make sure that all personal securities transactions are conducted consistent with the Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility.

     (3) ETAM personnel should not take inappropriate advantage of their positions. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with E*TRADE Funds or ETAM could call into question the exercise of your independent judgment.

     The Code contains a number of rules and procedures relating to personal trading by ETAM officers, directors, employees and their families. It is your responsibility to become familiar with the Code and abide by the Code. Violations of the Code will be taken seriously and could result in sanctions against the violator, which sanctions can include termination of employment.

     As with all policies and procedures, the Code was designed to cover a myriad of circumstances and conduct; however, no policy can anticipate every potential conflict of interest that can arise in connection with personal trading. Consequently, you are expected to abide not only by

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the letter of the Code, but also by the spirit of the Code. Whether or not a specific provision of the Code addresses a particular situation, you must conduct your personal trading activities in accordance with the general principles contained in the Code and in a manner that is designed to avoid any actual or potential conflicts of interest. ETAM reserves the right, when it deems necessary in light of particular circumstances, either to impose more stringent requirements on employees or to grant exceptions to the Code.

     Because governmental regulations and industry standards relating to personal trading and potential conflicts of interest can change over time, ETAM reserves the right to modify any or all of the policies and procedures set forth in the Code. Should ETAM revise the Code, you will receive written notification from the Compliance Officer. It is your responsibility to familiarize yourself with any modification to the Code. If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code to a particular situation, contact the Compliance Officer.

II   PERSONS COVERED BY THE CODE

     Depending upon your classification under this Code, certain investment restrictions and reporting obligations may or may not apply to you. Individuals subject to this Code will be classified as "Access Persons" and may in addition be further classified as "Investment Personnel" and/or "Portfolio Managers." Investment Personnel and Portfolio Managers have additional obligations under this Code.

     The ETAM Compliance Officer will notify each individual who has been classified as an Access Person, Investment Personnel and/or Portfolio Manager and explain what his or her obligations are under this Code.

Access Persons means:

     1) ETAM's directors;

     2) ETAM's officers;

     3) ETAM's employees (or employees of any company in a control relationship to ETAM) who have access to nonpublic information regarding the portfolio holdings of a Fund or who, in connection with their regular functions or duties, make, participate in or obtain information regarding the purchase or sale of any security by the Funds or whose functions relate to the making of any recommendations with respect to such purchase or sales; and

     4) any person in a control relationship to ETAM or the Funds who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of securities by the Funds.

Investment Personnel means: (i) any employee of ETAM (or employee of any company in a control relationship to ETAM) who, in connection with his or her regular functions or duties, makes

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or participates in making recommendations regarding the purchase or sale of securities by the Funds (e.g., traders or analysts) or (ii) any person who controls ETAM and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Funds.

Portfolio Manager means any ETAM employee or employees entrusted with the direct responsibility and authority to make investment decisions affecting the Funds or any series thereof.

     The policies and procedures set forth in the Code also apply to all members of your immediate family, which for purposes of the Code refers to any person living in your household (whether or not related to you) and/or any person to whose financial support you make a significant contribution.

III  RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS

     1. In connection with the purchase or sale, directly or indirectly, of any securities held or to be acquired by any series of the Funds, no Access Person shall:

          a. employ any device, scheme or artifice to defraud the Funds or any series of the Funds;

          b. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          c. engage in any act, practice or course of business that would operate as a fraud or deceit upon any series of the Funds; or

          d. engage in any manipulative practice with respect to the Funds or any series of the Funds. Such acts shall include, but not be limited to, the following:

               i. intentionally inducing or causing the Funds to take action or to fail to take action, for the purpose of achieving a personal benefit rather than to benefit the Funds, shall be a violation of this Code. Examples of this violation include:

                    a) causing any series of the Funds to purchase a security owned by the individual for the purpose of supporting or driving up the price of the security; and

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                    b)   causing any series of the Funds to refrain from selling
                         a security in an attempt to protect the value of the individual's investment, such as an outstanding option.

          ii. using actual knowledge of transactions for any series of the Funds to profit by the market effect of such transactions shall be a violation of this Code.

     2. Access Persons may not directly or indirectly acquire beneficial ownership in any security in an Initial Public Offering or a Limited Offering (as defined below) without the express written prior approval of the ETAM Compliance Officer. Purchases or sales of securities by Access Persons, other than securities acquired in an Initial Public Offering or Limited Offering, do not require prior approval.

          a. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

          b. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

     3. A written authorization for a security transaction will be provided by the ETAM Compliance Officer to the person receiving the authorization (if granted). A record of any determination and the reason supporting such decision will be retained by the ETAM Compliance Officer.

          Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior authorization, the Access Person should consult the ETAM Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities transactions. Pre-clearance approval under paragraph 2 will expire at the close of business on the trading day after the date on which authorization is received and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

     4. Access Persons have an affirmative duty to bring suitable securities to the attention of Investment Personnel. The intentional failure to recommend a suitable security to, or the failure to purchase a security for, any series of the Funds for the purpose of avoiding the appearance of conflict with respect to a personal transaction security may be considered a violation of this Code.

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IV.  REPORTS AND CERTIFICATIONS REGARDING PERSONAL SECURITIES TRANSACTIONS

     The Code requires Access Persons to report holdings and transactions in "Covered Securities" (as defined below). "Covered Security" means any security except direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, money market fund shares (whether or not issued by a series of the Funds) and shares issued by other unaffiliated open-end investment companies.

     Initial Securities Holdings Report: Within ten (10) days of becoming an Access Person, each such person shall submit to the Compliance Officer a report on the form attached as Exhibit A hereto listing all Covered Securities beneficially owned by the Access Person, which information must be current as of a date no more than forty-five (45) days prior to the date the person became an Access Person. The report shall also include information requested on the form regarding any account with a broker, dealer or bank in which securities are held for the direct or indirect benefit of the Access Person. The Compliance Officer shall maintain such reports and such other records as are required by Rule 204A-1.

     A report sent directly to the Compliance Officer from a broker, dealer or bank including the information requested by Exhibit A will satisfy this requirement.

     Quarterly Transaction Report: Each Access Person shall submit to the Compliance Officer on a quarterly basis, a report on the form attached hereto as Exhibit A covering the matters included in the form. The report must list transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership in the security. The report shall also include information requested on the form regarding any account with a broker, dealer or bank in which securities are held during the quarter for the direct or indirect benefit of the Access Person.

     Reports shall be delivered to the Compliance Officer not later than thirty
(30) days after the end of the calendar quarter in which a transaction to which the report relates was effected. The Compliance Officer shall maintain such reports and such other records as are required by Rule 204A-1.

     A timely report sent directly to the Compliance Officer from a broker, dealer or bank including the information requested by Exhibit A will satisfy this requirement.

     Annual Securities Holdings Report: All Access Persons shall submit to the Compliance Officer, on an annual basis, a report on the form attached hereto as Exhibit A listing all Covered Securities beneficially owned by the Access Person as of a date within forty-five (45) days of the date that the form is submitted. Such annual reports shall be submitted to the Compliance Officer on or before February 15th annually. The report shall also include information requested on Exhibit A regarding any account with a broker, dealer or bank in which securities are held for the direct or indirect benefit of the Access Person.

     A timely report sent directly to the Compliance Officer from a broker, dealer or bank including the information requested by the form will satisfy this requirement.

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     Supervised persons of ETAM shall promptly report violations of the Code to the Chief Compliance Officer of ETAM.

     Review of Reports: The ETAM Compliance Officer shall review the initial Personal Holding Report, annual holdings reports and Quarterly Transaction Reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to ETAM's Board of Directors:

     a. with respect to any transaction that appears to evidence a possible violation of this Code; and

     b.   apparent violations of the reporting requirement stated herein.

     The Board shall consider reports made to it hereunder and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to charity. The Board shall review the operation of this Code of Ethics at least once a year.

     Certification of Compliance: Each Access Person will be required to certify that he or she has read, understands and has complied with (or in the case of a newly hired Access Person, will comply with) the Code. This Certification of Compliance is required upon commencement of employment and at least annually thereafter. Such certification is included in the Quarterly Transaction Form.

V.   MISCELLANEOUS

     Certain activities, while not directly involving personal trading issues, nonetheless raise similar potential conflict of interest issues and are appropriate for inclusion in the Code.

     Service on Boards: Investment Personnel are prohibited from serving on the board of directors of any publicly traded company or for-profit company or organization without the prior, written approval of the ETAM Compliance Officer. Such approval will only be granted when ETAM believes that such board service will be consistent with applicable law and with the interests of ETAM's clients. If board service is authorized, appropriate procedures will be developed to ensure that confidential information is not obtained or used by such Investment Personnel or by ETAM.

     Gifts: On occasion Investment Personnel may be offered, or may receive, gifts from clients, brokers, vendors to other persons not affiliated with ETAM. The receipt of extraordinary or extravagant gifts from such persons is not permitted. Gifts of a nominal value (i.e., gifts the reasonable value of which are no more than $100 annually from one person), and customary business meals and entertainment (e.g., sporting events) at which both you and the giver are present and promotional items (e.g., pens, mugs) may be received. Investment Personnel may not, however, solicit any gifts.

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     Investment Personnel may not give any gift with a fair market value in excess of $100 per year to persons associated with securities or financial organizations including exchanges, other member organizations, commodity firms, news media, or clients of the firm. You may provide reasonable entertainment to such persons, provided that both you and the recipient are present.

     You must never give or receive gifts or entertainment that would be embarrassing to either you or ETAM if made public.

     Annual Board Review: The management of ETAM annually will prepare a report to the E*TRADE Funds' board of trustees that summarizes existing procedures concerning personal trading (including any changes in the Code), highlights violations of the Code requiring significant remedial action and identifies any recommended changes to the Code.

     Recordkeeping: This Code, a copy of each report by an Access Person, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports, a list of all persons responsible for reviewing such reports, records of any violations of the Code and action taken as a result thereof, shall be preserved with ETAM's records for the period required by the Investment Advisers Act of 1940, as amended, and the Investment Company Act of 1940, as amended.

VI.  FORMS

Attached to this Code is the Quarterly Transaction Report. The Quarterly Transaction Report requires Access Persons to provide the following certification each quarter:

     . All accounts with a broker dealer or bank for his/her direct or indirect benefit are listed on the form.

     . Brokerage accounts contain all reportable securities holdings and transactions.

     .    All transactions for the period are included in the report.

     . Information contained in the report is true and correct as of the date indicated below.

     . They have read and understand the Code and have complied with all of its requirements.

     .    Acknowledgement of receipt of Code of Ethics.

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                                                                       EXHIBIT A

                     QUARTERLY SECURITIES TRANSACTION REPORT

          Quarterly Securities Transaction Report for the period from to
--------------     --------------

     This report is submitted by                                       (print
                                 -------------------------------------
name)*                     (telephone)
       -------------------

I have listed below all accounts with a broker, dealer or bank for my direct or indirect benefit. This list includes all accounts for myself and for family members living in my household. These accounts contain all reportable securities holdings and transactions in which I have a beneficial interest. If I have no such accounts, I have written "NONE" in the space below.

I have listed all transactions in these accounts during the period from
                    to                    including any transactions with
-------------------    ------------------
respect to any account with a broker, dealer or bank for my direct or indirect benefit. This list includes all transactions for myself and for family members living in my household. I understand that I am not required to list transactions in variable products, U.S. Treasury obligations, money market funds or other open-end investment companies, except for open-end investment companies for which an affiliate of E*TRADE FINANCIAL Corp. serves an investment adviser. If I have no reportable transactions, I have written "NONE" in the space below.

The following are the accounts in which any securities were held for my direct
or indirect benefit during the period from                    to
                                           ------------------
                          .
--------------------------

--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK WITH WHICH
           ACCOUNT IS HELD                              DATE ACCOUNT ESTABLISHED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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
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                                              TYPE OF TRANSACTION
                         EXCHANGE TICKER    (i.e., purchase or sale
  DATE OF     TITLE OF   SYMBOL OR CUSIP     or any other type of     NO. OF                      INTEREST RATE           BROKER/
TRANSACTION   SECURITY        NUMBER       acquisition disposition)   SHARES   PRINCIPAL AMOUNT    AND MATURITY   PRICE   DEALER
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

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

I certify that the information contained in this report is true and correct as of the date indicated below. I further certify that I have read and understand the Code of Ethics policy and have complied with all of its requirements.

I further certify that:

[ ] I have not received any gifts or entertainment in excess of $100.00, nor meals in excess of $250.00.

                                       or

[ ] Any such gifts and entertainment in excess of $100.00 and/or meals in excess of $250.00 have been approved in writing by my supervisor prior to the activity.


Signature:                                Date Report Submitted:
           ----------------------------                          ---------------

Received By:                              Comments:
             --------------------------             ----------------------------
             Title:
             Date:

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